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                                                                    EXHIBIT 23.4






                      CONSENT OF RYDER SCOTT COMPANY, L.P.


We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553) on
Form S-8, the Registration Statement (File No. 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-100308) on Form S-3 of Devon Energy Corporation of the reference to our reserve reports for Devon Energy Corporation, which appears in the December 31, 2002 annual report on Form 10-K of Devon Energy Corporation.




                                            /s/  Ryder Scott Company, L.P.
                                            RYDER SCOTT COMPANY, L.P.





Houston, Texas
March 5, 2003